Exhibit 99.2

News Release

The Hillman Group Reports Record Fourth Quarter and Full Year 2020 Results

•	Focused execution and solid demand drove record fourth quarter and full year results

•	Completed a highly successful debt syndication in connection with planned merger with Landcadia III

•	Seeing continued strong business momentum in 2021

•	Earnings conference call to be held on March 4, 2021 at 8:30 AM ET

CINCINNATI and HOUSTON, March 3, 2021 -- The Hillman Companies, Inc. (NYSE-AMEX: HLM.PR) (the “Company” or “Hillman”) reported today selected financial results for the fourth quarter and full year ended December 26, 2020.

Fourth Quarter 2020 Highlights

•	Net sales for the fourth quarter of 2020 increased 14.8% to $327.1 million as compared to prior year quarter net sales of $284.8 million

•	Adjusted EBITDA[1] increased 22.7% to $43.1 million compared to $35.1 million in the prior year quarter

•	Net loss for the fourth quarter of 2020 was $14.0 million compared to a prior year quarter loss of $30.7 million

Full Year 2020 Highlights

•	Net sales for the full year 2020 increased 12.7% to $1,368.3 million as compared to $1,214.4 million in 2019

•	Adjusted EBITDA[1] for the full year 2020 increased 23.8% to $221.2 million compared to $178.7 million in 2019

•	Net loss narrowed to $24.5 million compared to $85.5 million in 2019

Doug Cahill, Chairman and Chief Executive Officer, stated “The power of the Hillman platform was fully evident in 2020 and I am extremely proud of all that the Hillman team accomplished. Not only did we post record financial results but our sales, service and supply chain teams met record levels of customer demand and delivered Hillman's unmatched in store service, all while dealing with the substantial disruptions caused by the pandemic.”

Mr. Cahill continued, “We had a strong finish to 2020 and this momentum is continuing into 2021. We are seeing positive tailwinds from repair, remodel, and outdoor living trends as homes transform to meet the needs of work, school, recreation and other activities. We also see continued strong demand for PPE and exciting new initiatives are being launched in our RDS segment. We entered 2021 well situated to drive share gains with our customers, strengthen the moat around our business and deliver another year of solid sales, margins, cash flow and superior returns, and we are off to a strong start.”

1) Adjusted EBITDA is a non-GAAP financial measure. Refer to the "Reconciliation of Adjusted EBITDA” section of this press release for additional information as well as reconciliations between the company’s GAAP and non-GAAP financial results.

Debt Refinancing and Capital Resources

At December 26, 2020, the Company had $21.5 million of cash on our balance sheet and had $1,549.8 million of total debt outstanding. The Company had $154.4 million of availability under its revolving credit facility.

As separately announced today, the Company successfully completed the syndication of $1.185 billion in new term loan commitments in a four times oversubscribed transaction. The term loans will be used in connection with and contingent upon the Company's planned merger with Landcadia Holdings III Inc. (“Landcadia III”), a publicly-traded special purpose acquisition company, to repay all existing outstanding indebtedness. In addition, the financing includes a $250 million, five-year asset-based revolving credit facility, also contingent on closing of the merger with Landcadia III. Through the merger, refinancing and related transactions, the Company will simplify its capital structure and substantially lower expected total cash interest costs.

Planned Merger with Landcadia III

On January 25, 2021, Hillman and Landcadia III announced that they entered into a definitive merger agreement that will result in Hillman becoming a publicly listed company. Upon the closing of the transaction, which is expected to occur in the second quarter of 2021, the combined company will be named Hillman Solutions Corp. and remain listed on Nasdaq under the new ticker symbol “HLMN.”

Conference Call and Webcast

The Company will host a conference call to discuss the financial results for the fourth quarter and full year ended December 26, 2020 on Thursday, March 4, 2021, at 8:30 am Eastern time. Participants may join the call by dialing 1-(877)-407-9208 a few minutes before the call start time. A live audio webcast of the conference call will also be available in a listen-only mode on the Investor Info page of the Company’s website, which is located at www.hillmangroup.com. Participants who want to access the webcast should visit the company's website about five minutes before the call. The archived webcast will be available for replay on the company's website after the call.

About Hillman

Founded in 1964 and headquartered in Cincinnati, Ohio, Hillman is a leading North American provider of complete hardware solutions, delivered with industry best customer service to over 40,000 locations. Hillman designs innovative product and merchandising solutions for complex categories that deliver an outstanding customer experience to home improvement centers, mass merchants, national and regional hardware stores, pet supply stores, and OEM & Industrial customers. Leveraging a world-class distribution and sales network, Hillman delivers a “small business” experience with “big business” efficiency. For more information on Hillman, visit https://www.hillmangroup.com/us/en.

Landcadia Holdings III, Inc.

Landcadia III is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Landcadia III’s sponsors are TJF, LLC, which is wholly-owned by Mr. Fertitta, and Jefferies Financial Group Inc. Landcadia III’s management team is led by Mr. Fertitta, its Chief Executive Officer and Co-Chairman of its Board of Directors and the sole shareholder, Chairman and Chief Executive Officer of Fertitta Entertainment, Inc., and Mr. Handler, Landcadia III’s President, other Co-Chairman of its Board of Directors and the Chief Executive Officer of Jefferies Financial Group Inc. Landcadia III raised $500,000,000 in its initial public offering in October 2020 and is listed on Nasdaq under the ticker symbol "LCY."

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The Company's and Landcadia III’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's and Landcadia III’s expectations with respect to future performance and anticipated financial impacts of the proposed business combination, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's and Landcadia III’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the risk that the proposed business combination disrupts the Company’s current plans and operations; (2) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably and retain its key employees; (3) costs related to the proposed business combination; (4) changes in applicable laws or regulations; (5) the possibility that Landcadia III or the Company may be adversely affected by other economic, business, and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (7) the outcome of any legal proceedings that may be instituted against Landcadia III or the Company following the announcement of the merger agreement; (8) the inability to complete the proposed business combination, including due to failure to obtain approval of the stockholders of Landcadia III or Hillman, certain regulatory approvals or satisfy other conditions to closing in the merger agreement; (9) the impact of COVID-19 on the Company’s business and/or the ability of the parties to complete the proposed business combination; (10) the inability to obtain or maintain the listing of the combined company’s shares of common stock on Nasdaq following the proposed transaction; or (11) other risks and uncertainties indicated from time to time in the registration statement containing the proxy statement/prospectus relating to the proposed business combination, including those under "Risk Factors" therein, and in Landcadia III’s or the Company's other filings with the SEC. The foregoing list of factors is not exclusive, and readers should also refer to those risks that will be included under the header “Risk Factors” in the registration statement on Form S-4 filed by Landcadia III with the SEC and those included under the header “Risk Factors” in the final prospectus of Landcadia III related to its initial public offering. Readers are cautioned not to place undue reliance upon any forward-looking statements in this press release, which speak only as of the date made. Landcadia III and the Company do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this press release to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

In connection with the proposed business combination, Landcadia III filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), which includes a proxy statement/prospectus, that will be both the proxy statement to be distributed to holders of Landcadia III’s common stock in connection with its solicitation of proxies for the vote by Landcadia III’s stockholders with respect to the proposed business combination and other matters as may be described in the registration statement, as well as the prospectus relating to the offer and sale of the securities to be issued in the business combination. After the registration statement is declared effective, Landcadia III will mail a definitive proxy statement/prospectus and other relevant documents to its stockholders. This document does not contain all the information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision in respect of the business combination. Landcadia III’s stockholders, the Company’s stockholders and other interested persons are advised to read the preliminary proxy statement/prospectus included in the registration statement and, when available, the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the proposed business combination, as these materials will contain important information about the Company, Landcadia III and the business combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed business combination will be mailed to stockholders of Landcadia III as of a record date to be established for voting on the proposed business combination. Landcadia III’s stockholders and the Company’s stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: Landcadia Holdings III, Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, (713) 850-1010.

Participants in the Solicitation

Landcadia III and Hillman and their respective directors and officers may be deemed participants in the solicitation of proxies of Landcadia III’s stockholders in connection with the proposed business combination. A list of the names of Landcadia III’s directors and executive officers and a description of their interests in Landcadia III is contained in Landcadia III’s registration statement on Form S-4 containing the proxy statement / prospectus for the business combination, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov. Information about the Company’s directors and executive officers is available in Hillman’s Form 10-K for the year ended December 26, 2020 and certain of its Current Reports on Form 8-K.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Landcadia III stockholders in connection with the proposed business combination is set forth in the registration statement on Form S-4 containing the proxy statement / prospectus for the business combination. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination is included in the proxy statement that Landcadia III filed with the SEC, including Jefferies Financial Group Inc.’s and/or its affiliate’s various roles in the transaction. You should keep in mind that the interest of participants in such solicitation of proxies may have financial interests that are different from the interests of the other participants. These documents can be obtained free of charge from the sources indicated above.

Contacts

Investor Relations

Rodny Nacier / Brad Cray IR@hillmangroup.com

(513) 826-5495

Public Relations

Phil Denning / Doug Donsky

media@hillmangroup.com

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Consolidated Statement of Operating Income, GAAP Basis

(dollars in thousands)

Unaudited

	Thirteen Weeks Ended December 26, 2020	Thirteen Weeks Ended December 28, 2019 As Restated (1)	Year Ended December 26, 2020	Year Ended December 28, 2019 As Restated (1)
Net sales	$327,069	$284,798	$1,368,295	$1,214,362
Cost of sales (exclusive of depreciation and amortization shown separately below)	191,521	170,065	781,815	693,881
Selling, general and administrative expenses	106,416	94,084	398,472	382,131
Depreciation	16,750	16,918	67,423	65,658
Amortization	14,896	14,796	59,492	58,910
Management fees to related party	126	166	577	562
Other (income) expense	(3,130)	(162)	(5,250)	5,525
Income from operations	490	(11,069)	65,766	7,695
Interest expense, net	19,028	24,104	86,774	101,613
Interest expense on junior subordinated debentures	3,152	3,152	12,707	12,608
Investment income on trust common securities	(1,547)	(3,595)	(378)	(378)
Loss on mark-to-market adjustment of interest rate swap	884	2,892	601	2,608
Loss before income taxes	(21,027)	(37,622)	(33,938)	(108,756)
Income tax benefit	(7,065)	(6,896)	(9,439)	(23,277)
Net loss	$(13,962)	$(30,726)	$(24,499)	$(85,479)

(1)	We have restated our financial statements for 2019 due to the correction of errors in the technical accounting for income taxes related to the valuation allowance against deferred tax assets, which impacted our net deferred tax liabilities. See our previously filed 8-K for details on the restatement.

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(dollars in thousands)

Unaudited

	December 26, 2020	December 28, 2019 As Restated (1)
ASSETS
Current assets:
Cash and cash equivalents	$21,520	$19,973
Accounts receivable, net of allowances of $2,395 ($1,891 - 2019)	121,228	88,374
Inventories, net	391,679	323,496
Other current assets	19,280	8,828
Total current assets	553,707	440,671
Property and equipment, net of accumulated depreciation of $236,031 ($179,791 - 2019)	182,674	205,160
Goodwill	816,200	815,850
Other intangibles, net of accumulated amortization of $291,434 ($232,060 - 2019)	825,966	882,430
Operating lease right of use assets	76,820	81,613
Deferred tax asset	2,075	702
Other assets	11,176	11,557
Total assets	$2,468,618	$2,437,983
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	$201,461	$125,042
Current portion of debt and capital lease obligations	11,481	11,358
Current portion of operating lease liabilities	12,168	11,459
Accrued expenses:
Salaries and wages	29,800	12,937
Pricing allowances	6,422	6,553
Income and other taxes	5,986	5,248
Interest	12,988	14,726
Other accrued expenses	31,605	21,545
Total current liabilities	311,911	208,868
Long-term debt	1,535,508	1,584,289
Deferred tax liabilities	156,118	164,343
Operating lease liabilities	68,934	73,227
Other non-current liabilities	31,560	33,287
Total liabilities	2,104,031	2,064,014

Commitments and Contingencies (Note 15)	—	—
Stockholder's Equity:
Preferred stock, $0.01 par, 5,000 shares authorized, none issued and outstanding at December 26, 2020 and December 28, 2019	—	—
Common stock, $0.01 par, 5,000 shares authorized, issued and outstanding at December 26, 2020 and December 28, 2019	—	—
Additional paid-in capital	565,824	553,359
Accumulated deficit	(171,849)	(147,350)
Accumulated other comprehensive loss	(29,388)	(32,040)
Total stockholder's equity	364,587	373,969
Total liabilities and stockholder's equity	$2,468,618	$2,437,983

(1)	We have restated our financial statements for 2019 due to the correction of errors in the technical accounting for income taxes related to the valuation allowance against deferred tax assets, which impacted our net deferred tax liabilities. See our previously filed 8-K for details on the restatement.

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Consolidated Statement of Cash Flows

(dollars in thousands)

Unaudited

	Year Ended December 26, 2020	Year Ended December 28, 2019 As Restated (1)
Cash flows from operating activities:
Net loss	$(24,499)	$(85,479)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	126,915	124,568
Loss (gain) on dispositions of property and equipment	161	(573)
Impairment of long lived assets	210	7,887
Deferred income taxes	(9,462)	(23,586)
Deferred financing and original issue discount amortization	3,722	3,726
Loss on debt restructuring	—	—
Stock-based compensation expense	5,125	2,981
Change in fair value of contingent consideration	(3,515)	—
Other non-cash interest and change in value of interest rate swap	601	2,608
Changes in operating items:
Accounts receivable	(32,417)	22,863
Inventories	(67,147)	(3,205)
Other assets	(10,743)	2,878
Accounts payable	76,031	(11,975)
Other accrued liabilities	27,098	9,666
Net cash provided by operating activities	92,080	52,359
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(800)	(6,135)
Capital expenditures	(45,274)	(57,753)
Proceeds from sale of property and equipment	—	10,400
Net cash used for investing activities	(46,074)	(53,488)
Cash flows from financing activities:
Repayments of senior term loans	(10,608)	(10,608)
Borrowings of revolving credit loans	99,000	43,500
Repayments of revolving credit loans	(140,000)	(38,700)
Financing fees	—	(1,412)
Principal payments under capitalized lease obligations	(836)	(683)
Proceeds from exercise of stock options	7,340	100
Proceeds from sale of Holdco stock	—	750
Net cash (used for) provided by financing activities	(45,104)	(7,053)
Effect of exchange rate changes on cash	645	(79)
Net increase (decrease) in cash and cash equivalents	1,547	(8,261)
Cash and cash equivalents at beginning of period	19,973	28,234
Cash and cash equivalents at end of period	$21,520	$19,973

(1)	We have restated our financial statements for 2019 due to the correction of errors in the technical accounting for income taxes related to the valuation allowance against deferred tax assets, which impacted our net deferred tax liabilities. See our previously filed 8-K for details on the restatement.

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA (Unaudited)

(dollars in thousands)

Adjusted EBITDA is a non-GAAP financial measure and is the primary basis used to measure the operational strength and performance of our businesses as well as to assist in the evaluation of underlying trends in our businesses. This measure eliminates the significant level of noncash depreciation and amortization expense that results from the capital-intensive nature of our businesses and from intangible assets recognized in business combinations. It is also unaffected by our capital and tax structures, as our management excludes these results when evaluating our operating performance. Our management and Board of Directors use this financial measure to evaluate our consolidated operating performance and the operating performance of our operating segments and to allocate resources and capital to our operating segments. Additionally, we believe that Adjusted EBITDA is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies.

We have restated our financial statements for 2019 due to the correction of errors in the accounting for income taxes related to the valuation allowance against deferred tax assets, which impacted our net deferred tax liabilities. Accordingly, the EBITDA reconciliation below has been restated. There was no impact to EBITDA or Adjusted EBITDA in 2019. The following table presents a reconciliation of Net loss, the most directly comparable financial measures under GAAP, to Adjusted EBITDA for the periods presented:

	Thirteen Weeks Ended December 26, 2020	Thirteen Weeks Ended December 28, 2019 As Restated	Year Ended December 26, 2020	Year Ended December 28, 2019 As Restated
Net loss	$(13,962)	$(30,726)	$(24,499)	$(85,479)
Income tax (benefit) expense	(7,065)	(6,896)	(9,439)	(23,277)
Interest expense, net	19,028	24,104	86,774	101,613
Interest expense on junior subordinated debentures	3,152	3,152	12,707	12,608
Investment income on trust common securities	(1,547)	(3,595)	(378)	(378)
Depreciation	16,750	16,918	67,423	65,658
Amortization	14,896	14,796	59,492	58,910
Mark-to-market adjustment on interest rate swaps	884	2,892	601	2,608
EBITDA	$32,136	$20,645	$192,681	$132,263

Stock compensation expense	1,307	1,075	5,125	2,981
Management fees	126	166	577	562
Facility exits (1)	428	—	3,894	—
Restructuring (2)	1,475	9,183	4,902	13,749
Litigation expense (3)	2,066	651	7,719	1,463
Acquisition and integration expense (4)	7,788	1,319	9,832	12,557
Change in fair value of contingent consideration	(2,215)	—	(3,515)	—
Buy-back expense (5)	—	1,113	—	7,196
Asset impairment charges (6)	—	991	—	7,887
Adjusted EBITDA	$43,111	$35,143	$221,215	$178,658

(1)	Facility exits include costs associated with the closure of facilities in Parma, Ohio, San Antonio, Texas, and Dallas, Texas.
(2)	Restructuring includes restructuring costs associated with restructuring in our Canada segment announced in 2018, including facility consolidation, stock keeping unit rationalization, severance, sale of property and equipment, and charges relating to exiting certain lines of business. Also included is restructuring in our United Stated business announced in 2019, including severance related to management realignment and the integration of sales and operating functions. Finally, includes consulting and other costs associated with streamlining our manufacturing and distribution operations.
(3)	Litigation expense includes legal fees associated with our ongoing litigation with KeyMe, Inc.
(4)	Acquisition and integration expense includes professional fees, non-recurring bonuses, and other costs related to historical acquisitions.
(5)	Buy-back expense includes one-time payments made to customers associated with the new product line roll outs for construction fastener products and builders hardware.
(6)	Asset impairment charges includes impairment losses for the disposal of FastKey self-service key duplicating kiosks and related assets